UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2018 (February 2, 2018)

INLAND RESIDENTIAL PROPERTIES TRUST, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	000-55765 (Commission File Number)	80-0966998 (IRS Employer Identification No.)
2901 Butterfield Road Oak Brook, Illinois 60523 (Address of Principal Executive Offices)
(630) 218-8000 (Registrant’s Telephone Number, Including Area Code)
N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ X ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ X ]

Item 7.01	Regulation FD Disclosure.

Correspondence with Financial Advisors and Broker Dealers

Filed as Exhibit 99.1 to this Current Report, and incorporated by reference in this Item 7.01, is the text of a correspondence, including frequently asked questions, from Inland Residential Properties Trust, Inc. (the “Company”) to financial advisors and broker dealers who participated in the Company’s public offering, notifying them that the board of directors of the Company (the “Board”), including all the independent members of the Board, unanimously approved: (i) the estimated per share net asset value of each class of common stock, (ii) the purchase prices of shares purchased under the Company’s fourth amended and restated distribution reinvestment plan (the “DRP”) beginning with the February distribution payment to stockholders to be paid in March 2018, and (iii) the prices of shares repurchased under the Company’s amended and restated share repurchase program (as amended, the “SRP”) beginning with the February 28, 2018 repurchase date.

Filed as Exhibit 99.2 to this Current Report, and incorporated by reference in this Item 7.01, is a copy of a press release issued by the Company on February 5, 2018 announcing the estimated per share net asset value of each class of its common stock.

Pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”), the information contained in this Item 7.01, including Exhibits 99.1 and 99.2 and the information set forth therein, is deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such act, nor shall any of such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

By furnishing the information contained in this Item 7.01 disclosure, including Exhibits 99.1 and 99.2, the Company makes no admission as to the materiality of such information.

Item 8.01	Other Events.

Determination of Estimated Per Share NAV

Background and Conclusion

The Company announces that its Board has determined an estimated per share net asset value (the “Estimated Per Share NAV”) of each class of its common stock and is providing such information to its stockholders and to members of the Financial Industry Regulatory Authority (“FINRA”) and their associated persons who participated in the Company’s public offering in order to assist them in meeting their customer account statement reporting obligations under the National Association of Securities Dealers Conduct Rule 2340.

To assist the Board in establishing the Estimated Per Share NAV for each class of common stock, the Company engaged Duff & Phelps, LLC, an independent third-party real estate valuation firm (“Duff & Phelps”). Duff & Phelps provided a range of Estimated Per Share NAVs for each class based upon (i) appraisals of the Company’s three real estate properties owned as of December 31, 2017 (the “Appraised Properties”) performed by Duff & Phelps, (ii) valuations performed by Inland Residential Business Manager & Advisor, Inc., the Company’s business manager and advisor (the “Business Manager”), with respect to the Company’s cash, other assets, mortgage debt and other liabilities, and (iii) allocations of income, expenses, unrealized/realized gains (losses) on properties and the fair market value of debt among share classes, along with adjustments for issuances of common stock, repurchases, distribution and stockholder servicing fees and distributions, calculated by the Business Manager. The scope of work conducted by Duff & Phelps was in conformity with the requirements of the Code of Professional Ethics and Standards of Professional Appraisal Practice of the Appraisal Institute and the Uniform Standards of Professional Appraisal Practice. Based, in part, on the appraisals prepared by Duff & Phelps personnel who are members of the Appraisal Institute and have the Member of Appraisal Institute (“MAI”) professional designation, Duff & Phelps developed a valuation analysis of the Company’s assets and liabilities and provided that analysis to the Board in a report dated February 2, 2018 (the “Valuation Report”) that contained, among other information, a range of per share net asset values for each class of the Company’s common stock as of December 31, 2017 (the “Valuation Date”). There have been no changes between December 31, 2017 and the date of the Valuation Report that the Business Manager believes would materially impact the overall Estimated Per Share NAVs.

The Board reviewed the Valuation Report, met with representatives from Duff & Phelps in person and considered the material assumptions and valuation methodologies applied and described therein. Taking into consideration the reasonableness of the valuation methodologies, assumptions, and the conclusions contained in the Valuation Report, the Board determined the Company’s total estimated net asset value to be approximately $50.2 million. The Valuation Report contained a range of (i) $20.66 to $25.95 for the Estimated Per Share NAV of the Company’s Class A Shares, (ii) $22.28 to $26.62 for the Estimated Per Share NAV of the Company’s Class T Shares and (iii) $22.79 to $24.41 for the Estimated Per Share NAV of the Company’s Class T-3 Shares. On February 2, 2018, the Board unanimously adopted $23.15 as the Estimated Per Share NAV of the Company’s Class A Shares, $24.32 as the Estimated Per Share NAV of the Company’s Class T Shares and $23.55 as the Estimated Per Share NAV of the Company’s Class T-3 Shares. The Estimated Per Share NAV of each class is the mid-point of the range of values provided by Duff & Phelps. Previously, the amount reported on customer account statements was $22.50 per Class A Share, $22.51 per Class T Share and $22.51 per Class T-3 Share using the net investment methodology.

The Board’s determination of the Estimated Per Share NAVs was undertaken in accordance with the Company’s valuation policy and the recommendations and methodologies of the Investment Program Association, a trade association for non-listed direct investment vehicles (“IPA”), as set forth in IPA Practice Guideline 2013-01 “Valuations of Publicly Registered Non-Listed REITs” (the “IPA Practice Guideline”).

The Estimated Per Share NAVs represent a snapshot in time, will likely change, and do not necessarily represent the amount a stockholder would receive now or in the future for his or her shares of the Company’s common stock. Stockholders should not rely on the Estimated Per Share NAVs in making a decision to buy or sell shares of our common stock. The Estimated Per Share NAVs are based on a number of assumptions, estimates and data that are inherently imprecise and susceptible to uncertainty and changes in circumstances, including changes to the value of individual assets as well as changes and developments in the real estate and capital markets, changes in interest rates, and changes in the composition of the Company’s portfolio. Please see “Valuation Methodologies,” and “Additional Information Regarding the Valuation, Limitations of the Estimated Per Share NAVs and Duff & Phelps” in this Current Report, below.

The Board, including all of the Board’s independent members, is ultimately and solely responsible for the determination of the Estimated Per Share NAV of each class. The Company currently expects to publish an updated Estimated Per Share NAV for each class on at least an annual basis.

Valuation Methodologies

As of the Valuation Date, the Company’s real estate portfolio was comprised of three multi-family communities totaling 623 units. The properties consist of 677,142 square feet of residential and 10,609 square feet of retail gross leasable area. The weighted average period of time that the Company has owned the properties is 1.3 years as of the Valuation Date.

To estimate our per share values, Duff & Phelps utilized the “net asset value” or “NAV” method, also known as the appraised value methodology, which is based on the fair value of real estate, real estate related investments and all other assets, less the fair value of total liabilities. The fair value estimate of our real estate assets is equal to the sum of their individual real estate values. Generally, Duff & Phelps estimated the value of the Company’s real estate assets using several methodologies, including a discounted cash flow, or “DCF,” of projected net operating income plus reversion, less capital expenditures, for each property, for the ten-year period ending December 31, 2027, and applied a terminal capitalization rate and discount rate which it believed was consistent with the inherent level of risk associated with the asset. The other methodologies considered consisted of the “direct capitalization” and “sales comparison” approaches. Duff & Phelps used the DCF approach consistent with the IPA Practice Guideline. The estimated value of the Company’s real estate assets reflects an overall increase of 6.2% compared to the Company’s original cost of the real estate assets plus any capital expenditures invested by the Company. The estimated value of the Company’s real estate assets reflects a weighted average annualized increase of 8.85% compared to the original cost of the real estate assets. For all other assets, such as other current assets, fair value was determined separately based on book value. The Business Manager determined the fair value of debt by calculating the present value of contractual cash flows discounted at current market interest rates. The fair market value of the Company’s debt was reviewed by Duff & Phelps for reasonableness and utilized in the Valuation Report. The estimated value of the incentive participation payable to the Business Manager’s affiliate is based on 15% of the amount by which the value of the Company’s shares, plus distributions paid, exceeds a return of stockholders’ capital plus a 6% cumulative, pre-tax, non-compounded return to the stockholders. At the midpoint estimated per share NAVs, Duff & Phelps determined that no incentive participation would be payable under a hypothetical liquidation. Duff & Phelps determined NAV in a manner consistent with the definition of fair value under U.S. generally accepted accounting principles set forth in FASB’s Topic ASC 820, Fair Value Measurements and Disclosures.

Each class of common stock then was allocated its proportionate share of our income and expenses, including, but not limited to, our portfolio income and interest expense, for each quarter based on the number of shares outstanding for that class as of the prior quarter. In addition, each class of common stock was allocated its proportionate share of unrealized/realized gains (losses) on our assets and the fair market value of our debt based on the weighted average number of shares outstanding for each class from inception through the Valuation Date. Following such allocations, the net asset value of each class was adjusted for additional issuances of common stock, repurchases, and the distribution and stockholder servicing fees that were not otherwise accounted for in the distributions paid to stockholders. The declaration of distributions also reduces the net asset value of each class of our common stock in an amount equal to the accrued liability to pay any applicable distribution to our stockholders of record of such class.

Based on the allocations and adjustments described above, each share class was allocated the major components of our estimated net asset value at the Valuation Date in the amounts set forth below. The Estimated Per Share NAV for each class was calculated by dividing the class’s estimated net asset value at the Valuation Date by the number of shares outstanding for that class as of the Valuation Date.

	Class A Shares	Class T Shares	Class T-3 Shares	Total
Real Estate Assets	$78,078,014	$21,185,986	$13,130,729	$112,394,729
Cash and Other Assets, Net of Other Liabilities	1,015,957	1,073,068	995,027	3,084,052
Debt	(44,852,589)	(12,375,808)	(8,053,214)	(65,281,611)
NAV	$34,241,383	$9,883,246	$6,072,542	$50,197,170
Number of Shares Outstanding	1,479,155	406,366	257,845
Estimated Per Share NAV (mid-point)	$23.15	$24.32	$23.55

The terminal capitalization rate and discount rate have a significant impact on the estimated value under the net asset value method. Duff & Phelps used terminal capitalization rates of 5.25% to 6.25% and discount rates of 6.50 to 7.50%. The estimated value assumes a weighted average terminal capitalization rate equal to 5.73% and a weighted average discount rate equal to 6.98%. Duff & Phelps then applied a terminal capitalization rate and discount rate sensitivity analysis on the midpoint terminal capitalization rate and discount rate of each real estate asset. A valuation range was calculated by varying the terminal capitalization rate and discount rate by 0.25% in either direction, which Duff & Phelps believes produces a reasonable range that market participants would consider in valuing the real estate assets. Terminal capitalization rates and discount rates were sourced from the MAI appraisals by Duff & Phelps and varied by location, asset quality and supply and demand metrics.

The following chart presents the impact of changes to our share prices based on variations in the terminal capitalization rates and discount rates within the range of values determined by Duff & Phelps.

	Range of Values
	Low	Midpoint	High
Class A Share Price	$20.66	$23.15	$25.95
Class T Share Price	$22.28	$24.32	$26.62
Class T-3 Share Price	$22.79	$23.55	$24.41

If the midpoint terminal capitalization rate on each real estate asset was adjusted by 5% in accordance with the IPA Practice Guideline, assuming all other factors remain unchanged, the range of values would be $21.46 to $24.95 per Class A Share, $22.93 to $25.79 per Class T Share and $23.03 to $24.10 per Class T-3 Share. If the midpoint discount rate on each real estate asset was adjusted by 5% in accordance with the IPA Practice Guideline, assuming all other factors remain unchanged, the range of values would be $21.62 to $24.74 per Class A Share, $23.06 to $25.62 per Class T Share and $23.08 to $24.04 per Class T-3 Share.

New Purchase Prices under the Fourth Amended and Restated Distribution Reinvestment Plan

Pursuant to the DRP, the price per share for each class of common stock purchased under the DRP is equal to the applicable estimated value of a share, as determined by the Board and reported by the Company from time to time, until the shares become listed for trading, if a listing occurs, assuming that the DRP has not been terminated or suspended in connection with such listing. Accordingly, under the DRP, until we announce new Estimated Per Share NAVs, distributions may be reinvested in shares of our common stock at a price equal to $23.15 per Class A Share, $24.32 per Class T Share and $23.55 per Class T-3 Share, beginning with the February distribution payment to stockholders to be paid in March 2018.

New Purchase Prices under the Amended and Restated Share Repurchase Program

The Company repurchases shares on the last business day of each month, subject to the terms and limitations contained in the SRP. Pursuant to the SRP, the repurchase price for repurchases sought upon a stockholder’s death or qualifying disability (“exceptional repurchases”) is equal to the Estimated Per Share NAV of the applicable class, and the repurchase price for all other repurchases (“ordinary repurchases”) is equal to 96% of the Estimated Per Share NAV of the applicable class. Accordingly, under the SRP, until we announce new Estimated Per Share NAVs, the repurchase prices for exceptional repurchases are $23.15 per Class A Share, $24.32 per Class T Share and $23.55 per Class T-3 Share, and the repurchase prices for ordinary repurchases are $22.22 per Class A Share, $23.35 per Class T Share and $22.61 per Class T-3 Share, beginning with the February 28, 2018 repurchase date.

Additional Information Regarding the Valuation, Limitations of the Estimated Per Share NAVs and Duff & Phelps

Throughout the valuation process, the Board, the Business Manager and senior members of management reviewed, confirmed and approved the processes and methodologies used by Duff & Phelps and their consistency with real estate industry standards and best practices.

The Valuation Report was based upon market, economic, financial and other information, circumstances and conditions existing prior to the Valuation Date and any material change in such information, circumstances or conditions may have a material effect on the Estimated Per Share NAVs. Duff & Phelps’ valuation materials were addressed solely to the Company to assist the Board in establishing the Estimated Per Share NAVs. Duff & Phelps’ valuation materials were not addressed to the public and should not be relied upon by any other person to establish estimated values of the Company’s common stock. The Valuation Report does not constitute a recommendation by Duff & Phelps to purchase or sell any shares of the Company’s common stock and should not be represented as such.

Although Duff & Phelps reviewed the information provided by the Company and the Business Manager for reasonableness, and utilized some of the information in its valuation analyses, Duff & Phelps and its affiliates are not responsible for the accuracy of the information provided to it by the Company and the Business Manager. Neither Duff & Phelps nor any of its affiliates is responsible for the Board’s determination of the Estimated Per Share NAVs or the Board’s determination of the repurchase prices for shares under the Company’s SRP.

With respect to financial forecasts and other information and data provided to or otherwise reviewed by or discussed with Duff & Phelps, Duff & Phelps assumed that such forecasts and other information and data were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments (including subjective judgments) of management of the Company, and relied upon the Company to advise Duff & Phelps promptly if any information previously provided became inaccurate or was required to be updated during its review. Duff & Phelps assumes no obligation to update or otherwise revise these materials. In connection with its work in preparing valuation materials, Duff & Phelps did not, and it was not requested to, solicit third party indications of interest for the Company.

In performing its analyses, Duff & Phelps made numerous assumptions as of various points in time with respect to industry performance, general business, economic and regulatory conditions and other matters, many of which are necessarily subject to change and beyond the control of Duff & Phelps and the Company. The analyses performed by Duff & Phelps are not necessarily indicative of actual values, trading values or actual future results of the Company’s common stock that might be achieved, all of which may be significantly more or less favorable than suggested by such analyses. The analyses do not purport to reflect the prices at which the properties may actually be sold, and such estimates are inherently subject to uncertainty. The actual value of each class of the Company’s common stock may vary significantly depending on numerous factors that generally impact the price of securities, the financial condition of the Company and the state of the real estate industry more generally. Accordingly, with respect to each Estimated Per Share NAV, neither the Company nor Duff & Phelps can give any assurance that:

•	a stockholder would be able to resell his, her or its shares at the applicable Estimated Per Share NAV;
•	a stockholder would ultimately realize distributions per share equal to the applicable Estimated Per Share NAV upon liquidation of the Company’s assets and settlement of the Company’s liabilities or a sale of the Company;
•	the Company’s shares would trade at a price equal to or greater than the applicable Estimated Per Share NAV if the Company listed them on a national securities exchange;
•	a third party would acquire the Company at a value equal to or greater than the applicable Estimated Per Share NAV; or

•	the methodology used to estimate the Estimated Per Share NAVs would be acceptable to FINRA or under the Employee Retirement Income Security Act of 1974, as amended, for compliance with its reporting requirements.

In addition, the Estimated Per Share NAVs do not reflect “enterprise value” which may include an adjustment for:

•	any intangible value associated with a going concern; or
•	the possibility that our shares could trade at a premium or a discount to net asset value if we listed our shares on a national securities exchange.

Duff & Phelps is a leading global valuation advisor with expertise in complex valuation. For the preparation of the Valuation Report, the Company paid Duff & Phelps a customary fee for services of this nature, no part of which was contingent relating to the provision of services or specific findings. Further, the Company and certain affiliates of the Business Manager have engaged Duff & Phelps and its affiliates primarily for various real estate-related services, and the Company and the Business Manager anticipate that Duff & Phelps and its affiliates will continue to provide similar real estate-related services in the future. In addition, the Company currently intends to use Duff & Phelps to assist the Board in future determinations of the Company’s Estimated Per Share NAVs. The Company is not affiliated with Duff & Phelps or any of its affiliates. While the Company and affiliates or related parties of the Business Manager have engaged and may engage Duff & Phelps or its affiliates in the future for valuations and commercial real estate-related services of various kinds, the Company believes that there are no material conflicts of interest with respect to the Company’s engagement of Duff & Phelps.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description

99.1	Correspondence to Financial Advisors and Broker-Dealers
99.2	Press release dated February 5, 2018

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements,” which are not historical facts, within the meaning of the Private Securities Litigation Reform Act of 1995. The statements may be identified by terminology such as “may,” “can,” “would,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “plan,” “seek,” “appear,” or “believe.” Such statements reflect the current view of the Company with respect to future events and are subject to certain risks, uncertainties and assumptions related to certain factors including, without limitation, the uncertainties related to general economic conditions, unforeseen events affecting the real estate industry or particular markets, and other factors detailed under Risk Factors in our most recent Form 10-K as of December 31, 2016 filed on March 17, 2017 and subsequent Form 10-Qs on file with the SEC. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. You should exercise caution when considering forward-looking statements and not place undue reliance on them. Based upon changing conditions, should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described herein. Except as required by federal securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND RESIDENTIAL PROPERTIES TRUST, INC.

Date:	February 5, 2018	By:	/s/ David Z. Lichterman
		Name:	David Z. Lichterman
		Title	Vice President, Treasurer and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Correspondence to Financial Advisors and Broker-Dealers
99.2	Press release dated February 5, 2018